BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
December 20, 2013

Monogram Residential Master Partnership I LP 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attn: Mark Alfieri
Stichting Depositary PGGM Private Real Estate Fund, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Noordweg-Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Werner Sohier and Steven Zeeman

Re:    Investment in Multifamily Residential Properties
Ladies and Gentlemen:
Please refer to (i) that certain Fourth Amended and Restated Agreement of Limited Partnership (as it may be amended, modified, supplemented or restated from time to time, the “Partnership Agreement”) of Monogram Residential Master Partnership I LP (the “Partnership”), dated as of December 20, 2013, by and between REIT MP GP, LLC, a Delaware limited liability company ("General Partner"), and Stichting Depositary PGGM Private Real Estate Fund, a Dutch foundation (the “Depositary”), acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening) (the “Fund” and together with the Depositary, the “Limited Partner”), as limited partner, (ii) that certain form of New Venture Agreement for the formation and operation of New Ventures through which the Partnership intends to invest as a venture partner (a “Venture Partner”) in New Projects with Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation ("BHMF REIT"), and/or one or more Affiliates thereof, including a BHMF REIT-Sponsored Investment Program or a BHMF REIT Venture (BHMF REIT and each such Affiliate are sometimes referred to herein individually as, a “BHMF REIT Party”), as the other Venture Partner; and (iii) that certain form of limited liability company agreement (the “REIT Agreement”) proposed for the formation and operation of New Subsidiary REITs to be owned by New Ventures, qualify as REITs and acquire and own New Projects (the Partnership Agreement, the New Venture Agreement and the REIT Agreement are hereinafter referred to as the “Documents”). Capitalized terms heretofore or hereafter used in this letter agreement (this "Letter Agreement") but not otherwise defined in this Letter Agreement have the meanings given to such terms in the Partnership Agreement.

The undersigned, BHMF REIT, has reviewed each of the Documents and understands it is proposed that BHMF REIT, or another BHMF REIT Party will participate as the other Venture Partner in each of the New Ventures that is approved by (A) the BHMF REIT Board of Directors and (B) the Advisory Committee (collectively, the “Approved Ventures”), with the applicable BHMF REIT Proportionate Interest (as hereinafter defined) therein and contribute the BHMF REIT Capital Commitment (as hereinafter defined) in equity capital to the Approved Ventures for the acquisition, development and/or financing of New Projects.
Based on the forms of the Documents presented for its review, to the extent that the Partnership contributes the Partnership Proportionate Interest of the equity capital to one or more Approved Ventures, up to a maximum of the Partnership Capital Commitment (as hereinafter defined) to all Approved Ventures, BHMF REIT hereby agrees to participate, or to cause another BHMF REIT Party to participate, as a Venture Partner in each of the Approved Ventures substantially on the terms and conditions set forth in the Documents, including, without limitation, by contributing or by causing another BHMF REIT Party to contribute, the BHMF REIT Proportionate Interest of the equity capital in each such Approved Venture, up to a maximum of the BHMF REIT Capital Commitment in equity capital to all Approved Ventures.
As used herein, the following terms shall have the meanings set forth below:
"BHMF REIT Capital Commitment" means a dollar amount equal to (a) the sum of, for each Approved Venture, the equity commitment to such Approved Venture approved by the Advisory Committee multiplied by the BHMF REIT Proportionate Interest, provided that the total amount under this clause (a) shall in no event exceed $400,000,000, less (b) all Capital Contributions (as defined in each New Venture Agreement) made by BHMF REIT or another BHMF REIT Party under any New Venture Agreement with respect to New Projects, plus (c) any BHMF REIT New Project Returned Amounts.
"BHMF REIT New Project Returned Amounts" means the sum of any amounts (other than Fees) (1) distributed to BHMF REIT or another BHMF REIT Party pursuant to any New Venture Agreement on account of a Capital Transaction with respect to a New Project, or (2) representing unused Capital Contributions (as defined in each New Venture Agreement) returned to BHMF REIT or another BHMF REIT Party in accordance with Section 3.1 of any New Venture Agreement.
"BHMF REIT Proportionate Interest" means with respect to any Approved Venture, the difference (expressed as a percentage) between (x) 100% and (y) the Partnership Proportionate Interest in such Approved Venture.
"Partnership Capital Commitment" means the sum of (x) the BHMF GP Capital Commitment and (y) the PGGM Capital Commitment.
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Please acknowledge your agreement to the terms of this letter agreement by executing one of the enclosed originals hereof in the place indicated below and return it to the undersigned.
Very truly yours,
BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation
By:     /s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: President & Chief Operating
Officer